Exhibit 99.1

IRON MOUNTAIN INCORPORATED INVESTOR RELATIONS ONE FEDERAL STREET BOSTON, MA 02110

VOTE BY INTERNET – www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until [            ] Eastern Time on [            ], 2014.  Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet.  To sign up for the electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE – 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until [            ] Eastern Time on [            ], 2014. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage paid envelope we have provided or return it to Voting Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS IN BLUE OR BLACK INK AS FOLLOWS:

M73176-P49057-Z62563	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR proposal 1:					The Board of Directors recommends you vote FOR proposal 2:

		For	Against	Abstain		For	Against	Abstain

1.	Proposal to adopt the Agreement and Plan of Merger, dated [ ], 2014, between Iron Mountain Incorporated and Iron Mountain REIT, Inc., which is part of the reorganization of Iron Mountain’s operations through which Iron Mountain intends to qualify as a REIT for federal income tax purposes.	☐	☐	☐	2.

Proposal to ratify and approve the inclusion in the bylaws of Iron Mountain REIT, Inc. of a provision that establishes Delaware as the exclusive forum for resolving derivative actions and certain other disputes.

						☐	☐	☐

The Board of Directors recommends you vote FOR proposal 3:					The Board of Directors recommends you vote FOR proposal 4:

		For	Against	Abstain		For	Against	Abstain

3.	Proposal to approve the adoption of the 2014 Iron Mountain Incorporated Stock and Cash Incentive Plan.	☐	☐	☐	4.

Proposal to permit the Board of Directors of Iron Mountain Incorporated to adjourn the special meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the originally scheduled time of the special meeting to approve proposal 1.

						☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature (PLEASE SIGN WITHIN BOX)				Date		Signature (Joint Owners)		Date

M73177-P49057-Z62563

IRON MOUNTAIN INCORPORATED Special Meeting of Stockholders [ ], 2014, [ ] This proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints William L. Meaney and Ernest W. Cloutier, and each of them, as proxies of the undersigned, each with the power to appoint his substitute, and hereby authorizes both of them, or either one if only one be present, to represent and vote, as designated on the reverse hereof, all of the shares of Common Stock, $0.01 par value per share, of IRON MOUNTAIN INCORPORATED held of record by the undersigned or with respect to which the undersigned is entitled to vote or act at the Special Meeting of Stockholders to be held on [            ], 2014 at [          ], local time, at [                          ], and any adjournment or postponement thereof.

This proxy, when property executed, will be voted in the manner directed herein.  If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.  Additionally, the votes entitled to be cast by the undersigned will be cast in the discretion of the proxy holder on any other business as may properly come before the Special Meeting.

Continued and to be signed on reverse side